     The information contained in the attached materials is referred to as the "INFORMATION".

     The attached Term Sheet has been prepared by Eaglemark, Inc. ("EAGLEMARK") and relates to Harley-Davidson Eaglemark Motorcycle Trust 1998-1. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

     The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

     The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

     Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-783-3727.

                  Harley-Davidson Eaglemark Motorcycle Trust 1998-1
                        Eaglemark, Inc., Seller and Servicer
             Eaglemark Customer Funding Corporation-IV, Trust Depositor

                                Subject to Revision

                          Term Sheet dated April 17, 1998

 Trust                    Harley-Davidson Eaglemark Motorcycle Trust 1998-1
                          (the "TRUST").

 Trust Depositor          Eaglemark Customer Funding Corporation-IV, a wholly
                               owned, limited-purpose subsidiary of Eaglemark, Inc. (the "TRUST DEPOSITOR")

 Seller and Servicer or
   Seller/Servicer        Eaglemark, Inc. ("EAGLEMARK" or the "SELLER" or, in
                               its capacity as Servicer, the "SERVICER"), a 100% owned subsidiary of Eaglemark Financial Services, Inc.

 Owner Trustee            Wilmington Trust Company, a Delaware banking
                               corporation (in such capacity, the "OWNER
                               TRUSTEE").

 Indenture Trustee        Harris Trust and Savings Bank, an Illinois banking
                               corporation (in such capacity, the "INDENTURE TRUSTEE"). The Indenture Trustee will also act as Paying Agent under the Indenture and the Trust Agreement.

 Closing Date             On or about April 28, 1998

 Securities Offered       The securities offered are as follows:

      A.  General         The Harley-Davidson Eaglemark Motorcycle Trust 1998-
                               1 Harley-Davidson Motorcycle Contract Backed
                               Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust (other than certain bank accounts associated with the Certificates). The Harley-Davidson Eaglemark Motorcycle Trust 1998-1 Harley-Davidson Motorcycle Contract Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") will represent fractional undivided equity interests in the Trust.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                          The Trust will issue two Classes of Notes pursuant to an Indenture to be dated as of April 1, 1998 (the "INDENTURE"), between the Trust and the Indenture Trustee, as follows: (i) $100,000,000 aggregate principal amount (the "INITIAL CLASS A-1 NOTE BALANCE") of Class A-1 ____% Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS A-1 NOTES") and (ii) $49,600,000 aggregate principal amount (the "INITIAL CLASS A-2 NOTE BALANCE") of Class A-2 ____% Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS A-2 NOTES"). Payments of principal, made through the application of available collections on the Contracts in an amount reflecting reductions in the principal balances of the Contracts, and from certain other available amounts as described herein, will be made first on the Class A-1 Notes until the Class A-1 Notes have been repaid in full, and thereafter on the Class A-2 Notes until the Class A-2 Notes have been repaid in full, and in each case prior to any repayment of principal on the Certificates. Payments of interest on the Class A-1 Notes and the Class A-2 Notes will be made from available collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such Classes, but in each case prior to payment of interest on the Certificates. Accordingly, the principal distinction between an investment in the Class A-1 Notes and the Class A-2 Notes is that holders of Class A-1 Notes will receive a return of invested principal sooner than holders of Class A-2 Notes.


                          The Trust will issue $10,400,000 aggregate principal
                               amount of ___% Certificates pursuant to a Trust Agreement to be dated as of April 1, 1998 (the "TRUST AGREEMENT") by and between the Trust Depositor and the Owner Trustee (the Owner Trustee, together with the Indenture Trustee, being sometimes collectively referred to herein as the "TRUSTEES"). Payments in respect of principal and interest on the Certificates will be subordinated to payments on the Notes to the extent described herein.


                          Each Class of Notes and the Certificates will be
                               issued in minimum denominations of $1,000 and will be available in book-entry form only. Security holders will be able to receive Definitive Securities (as defined herein) only in certain limited circumstances.


      B.  Trust Property  The Trust Property consists of, among other things, the pool of initial contracts (those Contracts described in Tables 1 through 6 under "THE CONTRACTS" are hereinafter referred to as the "INITIAL CONTRACTS") together with any Subsequent Contracts (as hereinafter defined) transferred to the Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell) motorcycles (see "THE CONTRACTS") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual Motorcycles.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

      C.  Distribution    Distributions of interest and principal on the
          Dates Securities will be made on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, a "DISTRIBUTION DATE"), commencing May 15, 1998. Payments on the Securities on each Distribution Date will be paid to the holders of the related Securities who are of record on the last Business Day immediately preceding the calendar month in which such Distribution Date occurs (each, a "RECORD DATE").


                          A "BUSINESS DAY" will be any day other than a
                               Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington, Delaware are authorized or obligated by law, executive order or government decree to be closed.


                          To the extent not previously paid prior to such
                               dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on the Distribution Date occurring in May 2002 (the "CLASS A-1 FINAL DISTRIBUTION DATE") and (ii) the Class A-2 Notes will be payable on the Distribution Date occurring in February 2004 (the "CLASS A-2 FINAL DISTRIBUTION DATE" and, together with the Class A-1 Final Distribution Date, the "NOTE FINAL DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in January 2005 (the "CERTIFICATE FINAL DISTRIBUTION DATE" and, together with the Note Final Distribution Dates, the "FINAL DISTRIBUTION DATES").


 Terms of the Notes       The principal terms of the Notes will be as
                          described below:

      A.  Interest Rates  The Class A-1 Notes will bear interest at the rate of ____% per annum (the "CLASS A-1 RATE") and the Class A-2 Notes will bear interest at the rate of ______% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").


      B.  Interest        Interest on the outstanding principal amount of the
                               Class A-1 Notes and Class A-2 Notes will accrue at the related Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date (each, an "INTEREST PERIOD"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

      C.  Principal       Principal of the Notes will be payable on each
                               Distribution Date in an amount generally equal to the Note Principal Distributable Amount (as hereinafter defined) for such Distribution Date. "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Note Monthly Principal Distributable Amount for such Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; PROVIDED, HOWEVER, that the Note Principal Distributable Amount for a Class of Notes shall not exceed the outstanding
                               principal amount of such Class of  Notes.   On
                               each Distribution Date, the Note Principal
                               Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes to zero, and thereafter, to reduce the principal amount of the Class A-2 Notes to zero. Notwithstanding the foregoing, if the principal amount of either the Class A-1 Notes or Class A-2 Notes has not been paid in full prior to its related Note Final Distribution Date, the Note Principal Distributable Amount for such Note Final Distribution Date will be the unpaid principal amount of such Class of Notes as of such Note Final Distribution Date.

      D.  Optional
          Redemption      In the event of an Optional Purchase, the Class A-2
                          Notes will be redeemed in
                               whole, but not in part, at a redemption price equal to the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the related Interest Rate.
      E.  Mandatory
          Redemption      Under certain conditions, the Notes may be
                               accelerated upon the occurrence of an Event of Default under the Indenture.

      F.  Mandatory
          Special
          Redemption      The holders of Class A-1 Notes ("CLASS A-1
                               NOTEHOLDERS") and Class A-2 Notes ("CLASS A-2 NOTEHOLDERS") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "MANDATORY SPECIAL REDEMPTION"). The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders, pro rata.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

 Terms of the             The principal terms of the Certificates will be as
 Certificates             described below:

      A.  Interest        On each Distribution Date, the Owner Trustee or any
                               paying agent or paying agents as the Owner
                               Trustee may designate from time to time (each, a "PAYING AGENT", which initially will be the Indenture Trustee) will distribute pro rata to Certificateholders of record as of the related Record Date accrued interest at the rate of _____% per annum (the "PASS-THROUGH RATE") on the Certificate Balance (as defined herein) as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the month of the most recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate.

                          The "CERTIFICATE BALANCE" will equal $10,400,000
                               (the "INITIAL CERTIFICATE BALANCE") on the
                               Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes to the extent described herein.

      B.  Principal       No principal will be paid on the Certificates until
                               the Distribution Date on which the principal amounts of the Class A-1 Notes and Class A-2 Notes have been reduced to zero. On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount (as defined herein) for such Distribution Date.

      C.  Optional
          Prepayment      In the event of an Optional Purchase, the
                               Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

 Security for the         The principal security for the Securities will be as
 Securities               described below:

      A.  The Contracts   The Contracts will be fixed-rate, simple-interest
                               conditional sales contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff Date and security interests in the Motorcycles financed thereby.

                          On the Closing Date, the Trust Depositor will sell,
                               transfer and assign to the Trust pursuant to the Sale and Servicing Agreement dated as of April 1, 1998 (the "AGREEMENT") among the Trust Depositor, the Trust, the Indenture Trustee and Eaglemark (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the Indenture, Initial Contracts with an aggregate principal balance of $114,449,218.84 as of April 2, 1998, (the "INITIAL CUTOFF DATE"). Following the Closing Date, pursuant to the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to $45,550,781.16, such amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                          The Initial Contracts and the Subsequent
                               Contracts will be selected from retail
                               Motorcycle installment sales contracts in the Trust Depositor's portfolio based on the criteria specified in the Transfer and Sale Agreement. The Contracts arise and will arise from loans to Obligors located in the 50 states of the United States and the District of Columbia. As of the Initial Cutoff Date, the annual percentage rate of interest on the Initial Contracts ranges from 8.75% to 23.99% with a weighted average of approximately 13.15%. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 67.28 months, and a weighted average term to scheduled maturity, as of the Initial Cutoff Date, of approximately
                               64.95 months. The final scheduled Distribution Date on the Initial Contract with the latest
                               maturity is no later than April 2004.   No
                               Contract (including any Subsequent Contract)
                               will have a scheduled maturity later than July
                               2004.   The Contracts generally are or will be
                               prepayable at any time without penalty to the Obligor. Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as to the criteria identified and described in "THE CONTRACTS" herein.

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             Salomon Smith Barney Financial Advisor immediately.

      B.  The Reserve     The Securityholders will be afforded certain limited
          Fund protection, to the extent described herein, against losses in respect of the Contracts by the establishment of an account in the name of the Indenture Trustee for the benefit of the Securityholders (the "RESERVE FUND").

                          The Reserve Fund will be created with an initial
                               deposit by the Trust Depositor of $572,246.09 (the "RESERVE FUND INITIAL DEPOSIT") on the Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain Excess Amounts and Subsequent Reserve Fund Amounts (as defined herein) (such Excess Amounts and Subsequent Reserve Fund Amounts, together with the Reserve Fund Initial Deposit and the Certificate Reserve Amount (as defined herein), the "RESERVE FUND DEPOSITS"), until the amount in the Reserve Fund reaches the Specified Reserve Fund Balance (as defined herein). "EXCESS AMOUNTS" in respect of a Distribution Date will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from Available Monies (as defined herein). The "SUBSEQUENT RESERVE FUND AMOUNT" will equal the amount on each Subsequent Transfer Date equal to .50% of the aggregate balance of the Subsequent Contracts conveyed to the Trust. On each Distribution Date, funds will be withdrawn from the Reserve Fund, up to the Available Amount (as hereinafter defined), for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                          The "SPECIFIED RESERVE FUND BALANCE" will equal the
                               sum of (i) 2.50% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and
                               (ii) $450,000; PROVIDED, HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus Supplement), the Specified Reserve Fund Balance will be equal to the sum of (i) 6.00% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) $450,000; PROVIDED, FURTHER, that in no event shall the Specified Reserve Fund Balance be less than the sum of (i) 1.00% of the aggregate of the Initial Class A-1 Note Balance, Initial Class A-2 Note Balance and Initial Certificate Balance and (ii) $450,000.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                          In addition to the Reserve Fund Initial Deposit, the
                               Trust Depositor will deposit $450,000, (the
                               "CERTIFICATE RESERVE AMOUNT"), into the Reserve Fund on the Closing Date. If funds in the Reserve Fund (other than the Certificate Reserve Amount) are applied in accordance with the last sentence of the second preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate Reserve Amount will be withdrawn from the Reserve Fund and applied solely to cover any shortfalls of interest on the Certificates on each Distribution Date and of interest and principal on the Certificates on the Certificate Final Distribution Date. The Certificate Reserve Amount will not be available to pay interest or principal on the Notes. The "AVAILABLE AMOUNT" will equal the amount of all funds on deposit in the Reserve Fund less the undistributed balance of the Certificate Reserve Amount, if any.

                          On each Distribution Date, after giving effect to
                               all distributions made on such Distribution
                               Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust Depositor.

      C.  Pre-Funding
          Account         During the period (the "FUNDING PERIOD") from and
                               including the Closing Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funding Account will be maintained as an account in the name of the Indenture Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement, as applicable, to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. The Pre-Funded Amount will initially equal $45,550,781.16 and, during the Funding Period, will be reduced by the amount thereof that the Trust uses to purchase Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the Seller by the Trust Depositor. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in July 1998. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described above in "TERMS OF THE NOTES - MANDATORY SPECIAL REDEMPTION."

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             Salomon Smith Barney Financial Advisor immediately.

      D.  Interest
          Reserve
          Account         The Trust Depositor will establish, and fund with an
                               initial deposit on the Closing Date, a separate collateral account in the name of the Indenture Trustee on behalf of the Securityholders under the Agreement (the "INTEREST RESERVE ACCOUNT"), for the purpose of providing additional funds for payment of Carrying Charges (as described below) to pay certain distributions on Distribution Dates occurring during (and on the first Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funding Account are to be deposited into the Collection Account and, pursuant to the Agreement, on each Distribution Date described above, amounts in respect of Carrying Charges from such account will be transferred into the Collection Account. "CARRYING CHARGES" means (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate and
                               (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.

                          The Interest Reserve Account will be established to
                               account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance, Class A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust Depositor.


 Optional Purchase        The Seller, through the Trust Depositor may, but
                               will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the Pool Balance has declined to less than 10% of the Initial Pool Balance (an "OPTIONAL PURCHASE").


 Ratings                  It is a condition of issuance that the Class A-1
                               Notes and Class A-2 Notes be rated AAA by
                               Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies ("S&P") and Aaa by Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES") and the Certificates each be rated at least BBB by S&P and Baa2 by Moody's.

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             Salomon Smith Barney Financial Advisor immediately.

 Advances                 The Servicer is obligated to advance each month an
                               amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period (as defined herein) (each an "ADVANCE"), but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. The Servicer will be entitled to reimbursement of outstanding Advances on any Distribution Date by means of a first priority withdrawal of Available Monies (as hereinafter defined) then held in the Collection Account.


 Mandatory Repurchase by
 the Trust Depositor      Under the Agreement, the Trust Depositor has agreed,
                              in the event of a breach of certain
                               representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract and which has not been cured, to repurchase such Contract within two business days prior to the first Determination Date after the Trust Depositor becomes aware of such breach. "Determination Date" means the fourth business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contracts from the Trust.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

 Security Interests and
 Other Aspects of the
 Contracts                In connection with the establishment of the Trust as
                               well as the assignment, conveyance and transfer of Contracts (including Subsequent Contracts) to the Trust and pledge to the Indenture Trustee, security interests in the Motorcycles securing the Contracts have been (or will be)
                               (i) conveyed and assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement (and, in the case of Subsequent Contracts, the related Subsequent Purchase Agreement as defined therein and executed thereunder), (ii) conveyed and assigned by the Trust Depositor to the Trust pursuant to the Agreement (and, in the case of Subsequent Contracts, the related Subsequent Transfer Agreement as defined herein and executed thereunder) and (iii) pledged by the Trust to the Indenture Trustee pursuant to the Indenture. The Agreement will designate the Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and any other documents relating to the Motorcycles. Uniform Commercial Code financing statements will be filed in both Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture Trustee, and the Seller's and the Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment and pledge. To facilitate servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession. However, the Contracts will be stamped to reflect their conveyance and assignment and pledge. If, however, though fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment and pledge, the Trust's and Indenture Trustee's interest in the Contracts could be defeated.


                          In addition, due to administrative burden and expense,
                                the certificates of title to the Motorcycles will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in the Motorcycles related to the Contracts to the Trust Depositor and the Trust or the pledge to the Indenture Trustee.
                                In the absence of amendments to the certificates of title, the Trust and Indenture Trustee will not have a perfected security interest in the Motorcycles in some states. Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale
                                Agreement and Subsequent Purchase Agreements.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

 Monthly Servicing Fee    The Servicer will be entitled to receive for each
                               Due Period a monthly servicing fee (the
                               "MONTHLY SERVICING FEE") equal to 1/12th of 1% of the Principal Balance of the Contracts as of the beginning of such Due Period. The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors (collectively with the Monthly Servicing Fee, the "SERVICING FEE"). The Servicing Fee is payable prior to any payments to the Noteholders or the Certificateholders.


 Tax Status               In the opinion of Winston & Strawn, federal tax
                               counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.


 ERISA Considerations     Subject to the considerations discussed under "ERISA
                               CONSIDERATIONS" in the Prospectus Supplement, the Notes will be eligible for purchase by
                               employee benefit plans.   Any benefit plan
                               fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code.

                               The Certificates are not eligible for purchase by (i) employee benefit plans subject to ERISA, or (ii) individual retirement accounts and other retirement plans subject to Section 4975 of the Code.


                                    THE CONTRACTS

     Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

     Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than April 2004, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than July 2004, and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than May 1998. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust
Depositor's business.   (For general composition of the Initial Contracts see
Table 1 below). Approximately 62.48% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 37.52% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.75% per annum and not more than 23.99% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.15% per annum (see Table 2 below). Eaglemark applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 4 months but not more than, 72 months and original maturities of at
least 12 months but not more than 72 months.   The Initial Contracts had a
weighted average term to scheduled maturity, as of origination, of approximately 67.28 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 64.95 months (see

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $11,560.53 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $687.56 to $33,606.50 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states and the District of Columbia and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date: 13.24% in California, 9.19% in Texas, 8.73% in Florida and 5.83% in Pennsylvania, (see Table 6 below). No other state represented more than 4.02% of the Initial Contracts.

     Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.


                                       TABLE 1

                         COMPOSITION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)



 Aggregate Principal Balance                                    $114,449,218.84
 Number of Contracts                                                      9,900
 Average Principal Balance                                           $11,560.53
 Weighted Average Annual Percentage
      Rate ("APR")                                                       13.15%
      (Range)                                                      8.75%-23.99%
 Weighted Average Original Term                                           67.28
      (Range)                                                          12 to 72
 Weighted Average Calculated Remaining Term                               64.95
      (Range)                                                           4 to 72

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                                       TABLE 2

                     DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                               PERCENT OF
                   NUMBER OF    NUMBER OF     TOTAL OUTSTANDING  PERCENT OF POOL
       RATE        CONTRACTS   CONTRACTS(1)   PRINCIPAL BALANCE     BALANCE(1)
       ----        ---------   -----------    -----------------  ---------------

  8.750- 9.000%           301          3.04%     $  4,411,917.74       3.85%
  9.001-10.000            405          4.09         5,322,164.89       4.65
 10.001-11.000          1,017         10.27        13,592,171.26      11.88
 11.001-12.000          1,383         13.97        16,682,468.59      14.58
 12.001-13.000          2,368         23.92        28,339,194.87      24.76
 13.001-14.000          1,886         19.05        20,775,406.12      18.15
 14.001-15.000          1,129         11.40        11,612,237.54      10.15
 15.001-16.000            489          4.94         4,677,462.30       4.09
 16.001-17.000            143          1.44         1,234,627.63       1.08
 17.001-18.000            214          2.16         2,079,274.55       1.82
 18.001-19.000             80          0.81           963,463.11       0.84
 19.001-20.000            275          2.78         2,743,258.66       2.40
 20.001-21.000             79          0.80           778,652.97       0.68
 21.001-22.000            129          1.30         1,222,520.79       1.07
 22.001-23.000              1          0.01             7,057.54       0.01
 23.001-23.990%             1          0.01             7,340.28       0.01
                        -----       -------      ---------------     ------
 Totals:                9,900        100.00%     $114,449,218.84     100.00%

(1)  Percentages may not add to 100.00% because of rounding.



                                      TABLE 3

                     DISTRIBUTION BY CALCULATED REMAINING TERM
                              OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)


                                PERCENT OF
CALCULATED REMAINING NUMBER OF  NUMBER OF     TOTAL OUTSTANDING   PERCENT OF
    TERM (MONTHS)    CONTRACTS  CONTRACTS(1)  PRINCIPAL BALANCE POOL BALANCE(1)
-------------------- ---------  ------------  ----------------- --------------

     0 - 12               94        0.95%       $    209,442.22        0.18%
    13 - 24              438        4.42           1,801,241.02        1.57
    25 - 36              358        3.62           2,525,504.11        2.21
    37 - 48              623        6.29           5,400,747.15        4.72
    49 - 60            2,309       23.32          24,612,330.71       21.51
    61 - 72            6,078       61.39          79,899,953.63       69.81
                       -----      ------        ---------------      ------
TOTALS:                9,900      100.00%       $114,449,218.84      100.00%

(1)  Percentages may not add to 100.00% because of rounding.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                                       TABLE 4
                      DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                               OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                                 TOTAL
                             PERCENT OF       OUTSTANDING
    ORIGINAL    NUMBER OF    NUMBER OF         PRINCIPAL        PERCENT OF POOL
  TERM (MONTHS) CONTRACTS   CONTRACTS(1)        BALANCE          BALANCE(1)
  ------------  ---------   -----------       -----------       ---------------

      0 - 12          6         0.06%        $     25,281.28          0.02%
     13 - 24        142         1.43              754,666.90          0.66
     25 - 36        302         3.05            2,098,586.00          1.83
     37 - 48        585         5.91            5,047,559.59          4.41
     49 - 60      2,627        26.54           25,323,100.08         22.13
     61 - 72      6,238        63.01           81,200,024.99         70.95
                  -----       ------         ---------------        ------

 TOTALS:          9,900       100.00%        $114,449,218.84        100.00%

(1)  Percentages may not add to 100.00% because of rounding.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                                     TABLE 5
             DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

                                               PERCENT OF
                                   NUMBER OF    NUMBER OF      TOTAL OUTSTANDING   PERCENT OF POOL
            CURRENT BALANCE        CONTRACTS   CONTRACTS(1)    PRINCIPAL BALANCE     BALANCE(1)
            ---------------        ---------   ------------    -----------------   ---------------

    $           0.01 -  1,000.00         9          0.09%        $      7,582.83          0.01%
    $       1,000.01 -  2,000.00        91          0.92              147,931.70          0.13
    $       2,000.01 -  3,000.00       188          1.90              483,060.84          0.42
    $       3,000.01 -  4,000.00       250          2.53              883,416.91          0.77
    $       4,000.01 -  5,000.00       387          3.91            1,766,795.97          1.54
    $       5,000.01 -  6,000.00       504          5.09            2,813,175.43          2.46
    $       6,000.01 -  7,000.00       603          6.09            3,929,513.10          3.43
    $       7,000.01 -  8,000.00       606          6.12            4,551,773.05          3.98
    $       8,000.01 -  9,000.00       659          6.66            5,609,377.56          4.90
    $       9,000.01 - 10,000.00       705          7.12            6,718,624.28          5.87
    $      10,000.01 - 11,000.00       570          5.76            5,992,047.60          5.24
    $      11,000.01 - 12,000.00       561          5.67            6,467,960.95          5.65
    $      12,000.01 - 13,000.00       567          5.73            7,097,710.22          6.20
    $      13,000.01 - 14,000.00       656          6.63            8,869,078.24          7.75
    $      14,000.01 - 15,000.00       802          8.10           11,654,114.85         10.18
    $      15,000.01 - 16,000.00       803          8.11           12,448,662.56         10.88
    $      16,000.01 - 17,000.00       655          6.62           10,800,645.55          9.44
    $      17,000.01 - 18,000.00       508          5.13            8,886,695.93          7.76
    $      18,000.01 - 19,000.00       337          3.40            6,221,756.85          5.44
    $      19,000.01 - 20,000.00       203          2.05            3,954,772.52          3.46
    $      20,000.01 - 21,000.00       101          1.02            2,066,842.10          1.81
    $      21,000.01 - 22,000.00        71          0.72            1,522,904.78          1.33
    $      22,000.01 - 23,000.00        27          0.27              605,824.70          0.53
    $      23,000.01 - 24,000.00        13          0.13              306,537.82          0.27
    $      24,000.01 - 25,000.00         8          0.08              197,592.33          0.17
    $      25,000.01 - 26,000.00         6          0.06              152,372.61          0.13
    $      26,000.01 - 27,000.00         3          0.03               80,341.08          0.07
    $      27,000.01 - 28,000.00         2          0.02               55,625.35          0.05
    $      29,000.01 - 30,000.00         1          0.01               29,444.34          0.03
    $      30,000.01 - 31,000.00         1          0.01               30,550.66          0.03
    $      31,000.01 - 32,000.00         2          0.02               62,879.63          0.05
    $      33,000.01 - 34,000.00         1          0.01               33,606.50          0.03
                                     -----        ------         ---------------        ------
                         TOTALS:     9,900        100.00%        $114,449,218.84        100.00%

(1)  Percentages may not add to 100.00% because of rounding.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                                      TABLE 6
                  GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                            PERCENT OF                            PERCENT OF
                            NUMBER OF       NUMBER OF        TOTAL OUTSTANDING       POOL
         STATE              CONTRACTS      CONTRACTS(1)      PRINCIPAL BALANCE    BALANCE(1)
         -----              ---------      -----------       -----------------    ----------

        ALABAMA                 115             1.16%         $  1,298,819.16         1.13%
        ALASKA                   30             0.30               348,064.36         0.30
        ARIZONA                 280             2.83             3,361,150.62         2.94
        ARKANSAS                 34             0.34               423,628.09         0.37
       CALIFORNIA             1,281            12.94            15,155,417.79        13.24
        COLORADO                121             1.22             1,507,765.75         1.32
      CONNECTICUT               202             2.04             2,099,905.73         1.83
        DELAWARE                 42             0.42               486,779.27         0.43
  DISTRICT OF COLUMBIA            5             0.05                55,199.87         0.05
        FLORIDA                 819             8.27             9,986,345.44         8.73
        GEORGIA                 250             2.53             3,126,575.47         2.73
         HAWAII                  97             0.98             1,121,658.08         0.98
         IDAHO                   10             0.10               120,156.36         0.10
        ILLINOIS                366             3.70             4,140,705.04         3.62
        INDIANA                 154             1.56             1,720,875.54         1.50
          IOWA                   67             0.68               821,483.51         0.72
         KANSAS                  62             0.63               664,614.56         0.58
        KENTUCKY                 79             0.80               786,454.16         0.69
        LOUISANA                108             1.09             1,375,924.33         1.20
         MAINE                   48             0.48               447,092.00         0.39
        MARYLAND                291             2.94             3,418,952.87         2.99
      MASSACHUSETTS             233             2.35             2,488,970.86         2.17
        MICHIGAN                117             1.18             1,384,032.45         1.21
        MINNESOTA                96             0.97             1,072,454.59         0.94
      MISSISSIPPI                28             0.28               331,123.49         0.29
        MISSOURI                100             1.01             1,010,905.50         0.88
        MONTANA                  37             0.37               421,558.01         0.37
        NEBRASKA                 26             0.26               281,967.96         0.25
         NEVADA                 135             1.36             1,629,552.50         1.42
     NEW HAMPSHIRE              130             1.31             1,344,674.58         1.17
       NEW JERSEY               374             3.78             3,924,443.06         3.43
       NEW MEXICO                84             0.85             1,092,649.17         0.95

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                                      TABLE 6
                  GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                    (CONTINUED)

                                            PERCENT OF                            PERCENT OF
                            NUMBER OF       NUMBER OF        TOTAL OUTSTANDING       POOL
         STATE              CONTRACTS      CONTRACTS(1)      PRINCIPAL BALANCE    BALANCE(1)
         -----              ---------      -----------       -----------------    ----------


       NEW YORK                 332             3.35%         $  3,387,126.19         2.96%
    NORTH CAROLINA              395             3.99             4,604,666.82         4.02
     NORTH DAKOTA                 6             0.06                62,909.13         0.05
         OHIO                   429             4.33             4,501,073.11         3.93
       OKLAHOMA                  85             0.86             1,041,463.64         0.91
       OREGON                   161             1.63             1,963,020.81         1.72
    PENNSYLVANIA                624             6.30             6,669,599.11         5.83
    RHODE ISLAND                 24             0.24               261,685.29         0.23
   SOUTH CAROLINA               135             1.36             1,710,558.06         1.49
    SOUTH DAKOTA                 16             0.16               170,848.57         0.15
     TENNESSEE                  235             2.37             2,739,719.03         2.39
       TEXAS                    830             8.38            10,515,015.24         9.19
       UTAH                      28             0.28               349,937.07         0.31
     VERMONT                     18             0.18               171,066.40         0.15
     VIRGINIA                   250             2.53             2,929,743.93         2.56
    WASHINGTON                  291             2.94             3,499,009.87         3.06
  WEST VIRGINIA                  34             0.34               418,513.64         0.37
    WISCONSIN                   172             1.74             1,857,836.33         1.62
     WYOMING                     14             0.14               145,526.43         0.13
                              -----           ------          ---------------       ------
      TOTALS:                 9,900           100.00%         $114,449,218.84       100.00%

(1)  Percentages may not add to 100.00% because of rounding.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

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   materials.  If you did not receive such a disclaimer please contact your
             Salomon Smith Barney Financial Advisor immediately.

                               DELINQUENCY EXPERIENCE(1)
                                (DOLLARS IN THOUSANDS)
                                          AT
     ___________________________________________________________________________


                              DECEMBER 31,         DECEMBER 31,          DECEMBER 31,            MARCH 31,            MARCH 31,
                                 1995                 1996                  1997                   1997                 1998
                              ------------         ------------          ------------            ---------            ---------

   NUMBER OF CONTRACTS
   AND ASSOCIATED
   OUTSTANDING
   PRINCIPAL DOLLAR
   BALANCES              20,590  $184,054.0    32,574  $303,682.4     45,258  $434,890.7    35,452  $334,396.9   47,751   $457,400.6



  PERIOD OF
   DELINQUENCY AND
   ASSOCIATED
   OUTSTANDING
   PRINCIPAL
   BALANCES(2)/
  30-59 DAYS                477  $  4,043.3       904  $  8,002.9      1,264  $ 11,454.6       891  $  7,770.4      923   $  8,392.4
  60-89 DAYS                157  $  1,298.7       374  $  3,170.7        559  $  5,112.1       271  $  2,300.2      258   $  2,260.6
  90 DAYS OR MORE           140  $  1,120.2       213  $  1,880.6        269  $  2,196.5       127  $  1,183.1      106   $  1,020.0



  TOTAL NUMBER OF
   DELINQUENT CONTRACTS     774                 1,491                  2,092                 1,289                1,287



  DELINQUENT CONTRACTS
   AS A % OF TOTAL
   NUMBER OF CONTRACTS    3.76%                 4.58%                  4.62%                 3.64%                             2.70%

  This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.


                              DECEMBER 31,         DECEMBER 31,          DECEMBER 31,            MARCH 31,            MARCH 31,
                                 1995                 1996                  1997                   1997                 1998
                              ------------         ------------          ------------            ---------            ---------

  AGGREGATE PRINCIPAL
   BALANCE OF
   DELINQUENT CONTRACTS          $  6,462.2               $13,054.2           $ 18,763.2            $ 11,253.7            $ 11,673.0



  AGGREGATE PRINCIPAL
   BALANCE OF
   DELINQUENT CONTRACTS
   AS A PERCENTAGE OF
   THE AGGREGATE
   OUTSTANDING
   PRINCIPAL BALANCE OF
   CONTRACTS                          3.51%                    4.30%               4.31%                 3.37%                 2.55%

(1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their Contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.

  This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.

                         LOAN LOSS/REPOSSESSION EXPERIENCE
                               (DOLLARS IN THOUSANDS)

                           TWELVE      TWELVE       TWELVE         THREE          THREE
                           MONTHS      MONTHS       MONTHS         MONTHS         MONTHS
                           ENDED       ENDED        ENDED          ENDED          ENDED
                          DECEMBER    DECEMBER     DECEMBER        MARCH          MARCH
                             31,         31,          31,            31,            31,
                            1995        1996         1997           1997           1998
                          --------    --------     --------        ------         ------

 PRINCIPAL BALANCE OF
 ALL CONTRACTS
  SERVICED(1)           $184,548.7  $304,730.9   $436,771.0     $335,755.2     $459,616.7

 CONTRACT
 LIQUIDATIONS(2)             0.76%       0.74%        1.42%          1.07%          1.39%

 NET LOSSES:
  DOLLARS(3)                $866.4    $1,639.5     $3,781.1         $741.8         $696.0

 PERCENTAGE(4)               0.47%       0.54%        0.87%          0.88%          0.61%

(1)  As of period end.  Includes Contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.

THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

  This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.